UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_____________________________

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of
The Securities Exchange Act of 1934
(Amendment No. )

_____________________________

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:
[ ]    Preliminary Proxy Statement
[ ]    Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]    Definitive Proxy Statement
[X]    Definitive Additional Materials
[ ]    Soliciting Material Pursuant to Section 240.14a-12

PRINCIPAL EXCHANGE-TRADED FUND
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all the boxes that apply):

[X]    No fee required.

[ ]    Fee paid previously with preliminary materials.

[ ]    Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11.

April 4, 2023 DEAR FELLOW SHAREHOLDER: The Annual Meeting of Shareholders of Principal Exchange-Traded Funds (“PETF”) is to be held on April 26, 2023. There are approximately three weeks before the Annual Meeting. As of the date of this letter, we have not received you vote. Please join your fellow shareholders who have voted by taking a moment to sign, date and mail the enclosed proxy card in the pre-paid envelope or follow the instructions below to vote by telephone or Internet. We continue to receive strong support for the election of your Board nominees and for a proposal to permit your fund’s investment adviser to recommend and hire sub-advisers and amend their sub-advisory agreements in an efficient and economical manner. Please take advantage of your right to vote on these important matters. Vote by Phone by calling 1-833-290-2605 and speaking with a proxy voting specialist today. Our representatives are available weekdays from 10 a.m. to 11 p.m. Eastern time. You may also call the toll-free number on the enclosed proxy card and follow the prompts.  Vote by Internet by visiting the internet address on the enclosed proxy card and following the instructions.  Vote by Mail by completing, signing and dating the enclosed proxy card and returning it in the enclosed prepaid return envelope. If you have any questions regarding the proxy or need assistance in voting, please contact our proxy solicitor, Di Costa Partners (“DCP”) at 1-833-290-2605. Please note that a DCP representative may call you to assist in voting over the phone. Thank you in advance for your vote, KAMAL BHATIA PRESIDENT AND CHIEF EXECUTIVE OFFICER PETF_R3_0423